CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-99740, 33-40365, and 333-39162 of M & F Worldwide Corp. on Form S-8 of our report on the financial statements of John H. Harland Company (the ‘‘Company’’) dated February 27, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share Based Payment, on January 1, 2006 and Statement of Financial Accounting Standards No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans-An amendment of FASB Statements No. 87, 88, 106, and 132R, on December 31, 2006), and our report relating to management’s report on the effectiveness of internal control over financial reporting dated February 27, 2007, appearing in the Current Report on Form 8-K/A of M&F Worldwide Corp. dated May 9, 2007.

/s/DELOITTE & TOUCHE LLP
Atlanta, Georgia
May 8, 2007